SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 6, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 7, 2005, Security Capital Corporation (the “Company”) announced that, upon the recommendation of the Special Committee of the Board of Directors, the full Board of Directors (the “Board”) has determined to retain UBS Securities LLC to conduct a formal sale process for the Company in order to seek the highest price reasonably obtainable for the stockholders of the Company.  It is expected that the formal sale process will commence promptly after the Company files its annual report on Form 10-K for the fiscal year ended December 31, 2004, which the Company currently believes will be filed by June 17, 2005.

Brian Fitzgerald, Chairman, President and CEO of the Company, recommended to the Board that it consider initiating a formal sale process as the best way to seek to maximize stockholder value.  After interviewing various investment banking firms with respect to the attractiveness and advisability of such a formal sale process, the Board asked the Special Committee to provide its recommendation as to whether the Company should switch to a formal sale process.  On May 27, 2005, the Special Committee recommended, and the full Board approved, the formal sale process and the retention of UBS Securities LLC to conduct the process.  UBS Securities LLC was retained on June 6, 2005.

In response to a question from the Special Committee, Brian Fitzgerald, who controls approximately 81% of the Company’s common stock, has declared his full support for the formal sale process and has committed to sell the shares he controls if appropriate value is achieved in the transaction.  As a declared seller in the formal sale process, Mr. Fitzgerald stated to the Board that he would not participate as a bidder in such process.  While the formal sale process will be conducted by the full Board, the Special Committee and its legal and financial advisors will continue to be available to consider any conflicts of interest that may arise in the process or otherwise address any additional matters referred to the Special Committee by the Board.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of Security Capital Corporation, dated June 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2005	SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated June 7, 2005.